UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 14, 2010

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

1128 Pennsylvania NE, Suite 200
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction
A.2. below):

(   ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(   ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

(   ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

(   ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

           On January 7, 2010, Santa Fe Gold Corporation (“SANTA FE” or the “COMPANY”) entered into a placement agent agreement with Rodman & Renshaw, LLC (the “PLACEMENT AGENT”), pursuant to which the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of up to $10 million of registered securities of the Company, including shares of the Company’s common stock, par value $.002 per share (the “SHARES”) and warrants to purchase shares of Common Stock (the “WARRANTS”) in a registered direct offering (the “PLACEMENT”). In connection with the transaction, the Company will pay the Placement Agent (i) a cash fee equal to 6% of the gross proceeds received by the Company and (ii) warrants to purchase shares of common stock equal to 6% of the Shares sold in the offering, under the same terms as the Warrants issued to the Purchasers; except, the exercise price shall be 125% of the public offering price per share and the expiration date shall be 5 years from the effective date of the Company’s S-3 Registration Statement. The Company also agrees to reimburse the Placement Agent’s expenses (with supporting invoices/receipts) up to a maximum of 1% of the aggregate gross proceeds raised in the placement, but in no event more than $25,000.

          On January 14, 2010, the Company entered into definitive security purchase agreements with 23 institutional investors (collectively, ‘Purchasers”) to sell an aggregate of $10.0 million of units, each unit consisting of one Share and one-half of a Warrant to purchase a Share by way of the Placement.   Pursuant to the transaction, the Company has agreed to sell to the Purchasers an aggregate of 7,692,310 Shares and Warrants to purchase up to 3,846,155 additional Shares.  The Warrants will be exercisable at an exercise price of $1.70 per share beginning immediately after issuance and will expire 5 years from the date they are first exercisable.

           The Company expects to receive net proceeds of approximately $9,350,000, after deducting placement agent fees and other offering expenses. The securities will be issued pursuant to the Company’s effective S-3 Registration Statement (SEC File No. 333-163112) under which the securities will be registered.

           The units, including the Shares and Warrants (including the Placement Agent warrants) and shares issuable upon exercise of the Warrants will be issued pursuant to a prospectus supplement dated as of January 20, 2010, which was filed with the Securities and Exchange Commission (“SEC”) in connection with a takedown from Santa Fe’s shelf registration statement on Form S-3 (File No. 333-163112), which became effective on December 29, 2009, and the base prospectus contained in such registration statement. Closing is scheduled to occur on January 20, 2010, subject to customary closing conditions.

          From the date of the transaction, the Company has agreed that it will not issue additional common stock or securities convertible into common stock for a period of 90 days. The Company also agreed that in any subsequent financings completed within six months of the closing, except for an underwritten public offering, that the Purchasers shall have the right to participate up to 25% in the subsequent financings. In any registered public offering, the Purchasers shall have the right to participate, but no Purchaser shall have the right to purchase any particular amount of such underwritten public offering.

           The Company intends to use the net proceeds for general corporate purposes, including but not limited to, working capital for the Summit silver-gold project; acquisition of additional feed sources for expansion of the Lordsburg mill; advancement of the Ortiz gold project; exploration of the Pilar gold project; and pursuit of acquisition opportunities.

           The foregoing summaries of the terms of the placement agent agreement, the securities purchase agreement and the warrants are subject to, and qualified in their entirety by reference to, the Placement Agent agreement, the securities purchase agreement and the form of warrant, which are filed as Exhibits 1.1, 10.1 and 4.1, respectively, to this report and are incorporated herein by reference. Each of the placement agent agreement and the securities purchase agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the placement agent agreement and the securities purchase agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in Santa Fe’s filings with the SEC.

           A copy of the press release, dated January 15, 2010, announcing the offering is filed as Exhibit 99.1 hereto and incorporated by reference herein.

           The information contained in this Report (including the exhibits hereto) is hereby incorporated by reference into the Santa Fe’s Registration Statements on Form S-3, File Nos. 333-163112.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

1.1	Placement Agent Agreement, dated January 7, 2010, by and between Santa Fe Gold Corporation and Rodman & Renshaw, LLC.

4.1	Form of Warrant issued in connection with 10.1.

10.1	Form of Securities Purchase Agreement, dated January 14, 2010, by and between Santa Fe Gold Corporation and the Purchasers.

99.1	Press Release dated January 15, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: January 19, 2010	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer

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